RESOLUTION FOR THE APPROVAL OF SUBSIDIARY ACQUISITION

BY UNANIMOUS WRITTEN CONSENT OF THE BOARD OF DIRECTORS

Date: July 31, 2014

The undersigned, being the sole member of the Board of Directors, (“the Board”) of TOA OPTICAL TECH, INC., a Delaware Corporation (the “Corporation”), hereby approves and adopts the following preamble and resolution by written consent and by quorum, pursuant to the Delaware Corporation Law.

Acquisition of the stock of TOA HIKARI GIKEN CO., LTD.

RESOLVED, that the Board authorizes and approves to acquire 10 shares of common stock representing 100% shares of TOA HIKARI GIKEN CO., LTD, a Japan Corporation (“TOA HIKARI”), from Mr. Hajime Abe in consideration of 10,000 JPY. The effective date of this acquisition shall be July 31, 2014. TOA HIKARI will become the wholly owned subsidiary of the Corporation at effectiveness of the acquisition.

RESOLVED FURTHER, that the proper officer of the Corporation is hereby authorized and directed to execute all documents and take all actions necessary or advisable in order to carry out and perform the purpose of the foregoing resolutions.

This Unanimous Written Consent Action of the Board of the Corporation is hereby executed as of the date first written above.

Hajime Abe

Sole Director